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                                                                    Exhibit 23.1
                       Consent of KPMG Peat Marwick LLP
                       --------------------------------


The Board of Directors of Bradley Real Estate, Inc.:

We consent to the use of our report dated September 2, 1998 related to the statement of revenues and certain expenses of Clock Tower Plaza for the year ended December 31, 1997, incorporated by reference in the registration statements (Nos. 333-63707, 333-42357, 333-28167, 33-87084, 33-62200 and
33-64811) on Form S-3 of Bradley Real Estate, Inc., the registration statements (No. 333-30587, 33-34884 and 33-65180) on Form S-8 of Bradley Real Estate, Inc. and the registration statements (Nos. 333-36577 and 333-51675) on Form S-3 of Bradley Operating Limited Partnership.


                                                 /s/ KPMG Peat Marwick LLP
Chicago, Illinois
September 24, 1998